Exhibit 16.1

JEFFREY & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS

61 BERDAN AVENUE

WAYNE, NEW JERSEY 07470

LICENSED TO PRACTICE                                                                                                                     TEL:  973-628-0022

    IN NEW YORK AND NEW JERSEY                                                                                                   FAX:  973-696-9002

MEMBER OF AICPA                                                                                                                              E-MAIL:  rgjcpa@optonline.net

    PRIVATE COMPANIES PRACTICE SECTION

MEMBER CENTER FOR PUBLIC COMPANY AUDIT FIRMS

                                                                                                June 16, 2014

Office of the Chief Accountant

U.S. Securities and Exchange Commission

100 F Street, NE

Washington D.C. 20549

We have reviewed the filing of Cambridge Projects, Inc. on Form 8-K, dated June 16, 2014, and agree with the statements made therein.

                                                                                                Yours truly,

                                                                                                Jeffrey & Company

CAMBRIDGE SEC JEFFREY & COMPANY/AIVN